Exhibit 10.1
SECURITIES PURCHASE AGREEMENT
This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of October 24, 2014, is by and among Viggle Inc., a Delaware corporation (the “Company”), and Sillerman Investment Company III LLC, a Delaware limited liability company (the “Buyer”).
RECITALS
A.    The Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B.    The Company has authorized the issuance of (i) a line of credit promissory note in the aggregate original principal amount of up to $20,000,000.00, in the form attached hereto as Exhibit A (the “Note”), (ii) 10,000 shares (the “Shares”) of its Series C Preferred Stock (the “Shares”), and (iii) warrants to purchase, subject to approval of the Company’s stockholders, up to 1,500,000 shares (the “Warrants”), each in the form of Exhibit B, of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”).

C.    The Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) the Note, (ii) the Shares and (iii) the Warrants.

D.    The Note, the Shares, the Warrants, the shares of Common Stock issuable upon the conversion of the Shares (the “Convertible Shares”), and the shares of Common Stock issuable upon the exercise of the Warrants (the “Warrant Shares”, and together with the Convertible Shares, the “Conversion Shares”) are collectively referred to herein as the “Securities.”
AGREEMENT
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyer hereby agree as follows:

1.	PURCHASE AND SALE OF THE NOTE, THE SHARES AND THE WARRANTS.

(a)
Note and Common Shares. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to the Buyer, and the Buyer shall purchase from the Company, the Note, the Shares and the Warrants.

(b)Closings. The initial closing (the “Initial Closing”) of the transactions described in Section 1(a) above shall occur at the offices of Greenberg Traurig, LLP, 200 Park Avenue, New York, New York 10166 on the date hereof. At the Initial Closing, the Company shall issue to Buyer the Note, and the Buyer shall make an initial Advance (as defined in the Note) pursuant to the Note of $4,500,000.00. The date and time of the closing of the purchase and sale of the Shares (the “Subsequent Closing”) shall be 10:00 a.m., New York time, on the fifth (5th) Business Day after which the Company has requested the Subsequent Closing and on which the conditions to the Subsequent Closing set forth in Sections 6 and 7 below are satisfied or waived (or such other date as is mutually agreed to by the Company and the Buyer). As used herein “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed. The Company shall issue to the Buyer Warrants in proportion to amounts funded, such that for every $20 advanced under the Note or to purchase the Shares, a Warrant for 1 Warrant Share shall be issued (the “Issuance Ratio”). For example, the Company shall issue Warrants to purchase 500,000 Warrant Shares at the funding of the $10,000,000 for the purchase by Buyer of the Shares. Notwithstanding anything herein to the contrary, the Warrants may not be exercised until the Company’s stockholders shall have approved the exercise of the Warrants. The exercise price of the Warrants shall equal 110% of the closing price of the Company’s Common Stock on the date of issuance (which shall be the date of the advance or funding for which the Warrant was issued.
(c)Payment; Delivery of Note, Shares and Warrants. At the Initial Closing, (i) the Buyer shall pay the initial Advance of $4,500,000 to the Company by wire transfer of immediately available funds in accordance with the Company’s written wire instructions and (ii) the Company shall deliver to the Buyer (A) the Note and (B) certificates evidencing the issuance of Warrants to purchase 225,000 shares (the Initial Warrants”), in all cases, duly executed on behalf of the Company and registered in the name of the Buyer. The Buyer will make additional Advances of up to $15,500,000 subject to and in accordance with the terms of the Note as and when from time to time requested by the Company and subject to the conditions set forth in the Note, and the Company shall issue additional Warrants in accordance with the Issuance Ratio at the time of such Advances. At the Subsequent Closing, the Buyer shall pay $10,000,000 to the Company by wire transfer of immediately available funds in accordance with the Company’s written instructions, the Company shall deliver to the Buyer a stock certificate evidencing the Shares, and the Company shall issue Warrants to purchase 500,000 shares of the Company’s Common Stock. The date of the Initial Closing and the date of the Subsequent Closing shall each be referred to hereunder as a “Closing Date,” and the Initial Closing and the Subsequent Closing shall each be referred to hereunder as a “Closing.”

2.	BUYER’S REPRESENTATIONS AND WARRANTIES.
The Buyer represents and warrants to the Company that:
(a)    Organization; Authority. The Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder.
(b)    No Public Sale or Distribution. The Buyer (i) is acquiring the Note, Shares and Warrants and (ii) upon conversion of the Shares or exercise, subject to approval of the Company’s stockholders, of the Warrants will acquire the Conversion Shares issuable upon conversion thereof, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to sales registered or exempted under the 1933 Act; provided, however, by making the representations herein, the Buyer does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. The Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person (as defined below) to distribute any of the Securities in violation of applicable securities laws. “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.
(c)    Accredited Investor Status. The Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.
(d)    Reliance on Exemptions. The Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.
(e)    Information. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Buyer. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. The Buyer understands that its investment in the Securities involves a high degree of risk. The Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.
(f)    No Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.
(g)    Transfer or Resale. The Buyer understands that: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Buyer shall have delivered to the Company (if requested by the Company) an opinion of counsel to the Buyer, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC promulgated thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder, except as set forth in that certain Registration Rights Agreement by and among the Buyer and the Company dated as of the date hereof (the “Registration Rights Agreement”) in the form of Exhibit C attached hereto.
(h)    Validity; Enforcement. This Agreement and the other Transaction Documents to which the Buyer will be a party have been, or will be prior to the Initial Closing, duly and validly authorized, executed and delivered on behalf of the Buyer and constitutes the legal, valid and binding obligations of the Buyer enforceable against the Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.
(i)    No Conflicts. The execution, delivery and performance by the Buyer of this Agreement and the other Transaction Documents to which the Buyer will be a party and the consummation by the Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Buyer, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Buyer is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Buyer, except in the case of clause (ii) above, for such conflicts, defaults or rights which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Buyer to perform its obligations hereunder or thereunder.
(j)    Certain Trading Activities. The Buyer has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Buyer, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving the Company’s securities) commencing with the time the Buyer was first contacted by the Company or one of its representatives regarding the transaction contemplated by this Agreement and ending immediately prior to the execution of this Agreement by the Buyer. “Short Sales” means all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “1934 Act”).

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
The Company represents and warrants to the Buyer that:
(a)    Organization and Qualification. Each of the Company and each of its Subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. “Material Adverse Effect” means any material adverse effect on the business, properties, assets, liabilities, operations (including results thereof) or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole. Other than the Persons set forth on Schedule 3(a), the Company has no Subsidiaries. “Subsidiaries” means any Person in which the Company, directly or indirectly, owns 100% of the outstanding capital stock or holds 100% of the equity or similar interests of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary.”

(b)    Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents to which it will be a party and to issue the Securities in accordance with the terms hereof and thereof. Each Subsidiary has the requisite power and authority to enter into and perform its obligations under the Transaction Documents to which it will be a party. The execution and delivery of this Agreement and the other Transaction Documents by the Company and its Subsidiaries, and the consummation by the Company and its Subsidiaries of the transactions contemplated hereby and thereby have been duly authorized by the Company’s board of directors and each of its Subsidiaries’ board of directors or other governing body, as applicable, and (other than the filing with the SEC of a Form D with the SEC (collectively, the “Required Filings”)) no further filing, consent or authorization is required by the Company, its Subsidiaries, their respective boards of directors or their stockholders or other governing body. This Agreement has been, and the other Transaction Documents will be prior to the Initial Closing, duly executed and delivered by the Company, and each constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. “Transaction Documents” means, collectively, this Agreement, the Note, the Shares, the Warrants and the Registration Rights Agreement, as may be amended from time to time.
(c)    Issuance of Securities. The issuance of the Note, the Shares and the Warrants is duly authorized, and upon issuance in accordance with the terms of the Transaction Documents, such Securities will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof. As of the Initial Closing, the Company shall have reserved from its duly authorized capital stock not less than the number of Conversion Shares issuable upon conversion of the Shares and the exercise of the Warrants (assuming for purposes hereof that the Shares are convertible at the initial Conversion Price (as defined in the Certificate of Designations of the Series C Preferred Stock)). Upon conversion in accordance with the Shares, or exercise in accordance with the Warrants, the Conversion Shares, when issued, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Subject to the accuracy of the representations and warranties of the Buyer in this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.
(d)    No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and its Subsidiaries and the consummation by the Company and its Subsidiaries of the transactions contemplated hereby and thereby will not (i) result in a violation of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”) or the organizational documents of any of its Subsidiaries, the Company’s bylaws, as amended and as in effect on the date hereof (the “Bylaws”) or the bylaws of any of the Company’s Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries other than, in the case of clauses (ii) and (iii) above, conflicts, defaults, rights or violations that could not reasonably be expected to have a Material Adverse Effect.
(e)    Consents. Neither the Company nor any of its Subsidiaries is required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the Required Filings), any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under the Transaction Documents, in each case, in accordance with the terms thereof. All consents, authorizations, orders, filings and registrations which the Company or any of its Subsidiaries is required to obtain at or prior to the Initial Closing have been obtained or effected on or prior to the Initial Closing.
(f)    No General Solicitation; Placement Agent’s Fees. Neither the Company, nor any of its Subsidiaries, nor any Person acting on its or their behalf at their respective direction, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agents’ fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by the Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby.
(g)    No Integrated Offering. Neither the Company, nor any of its Subsidiaries, nor any Person acting on its or their behalf at their respective direction, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of stockholders of the Company under any applicable stockholder approval provisions.
(h)    SEC Documents; Financial Statements. During the one (1) year prior to the date hereof, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and, none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).
(i)    Conduct of Business; Contracts. Neither the Company nor any of its Subsidiaries is in material violation of any term of, or in material default under, as applicable, its Certificate of Incorporation or Bylaws or the organizational charter, certificate of formation or certificate of incorporation or bylaws of such Subsidiary of the Company. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or such Subsidiary, except in all cases for possible violations which would not reasonably be expected in the aggregate to have a Material Adverse Effect. Other than the contracts, agreements and instruments disclosed in the SEC Documents, neither the Company nor any of its Subsidiaries is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect
(j)    Sarbanes-Oxley Act. The Company and each Subsidiary is in material compliance with all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.
(k)    Transfer Taxes. On the applicable Closing Date, any stock transfer taxes which are required to be paid by the Company in connection with the issuance of the Note and Shares by the Company hereunder will be, or will have been, fully paid or provided for by the Company.

4.	COVENANTS.
(a)    Best Efforts. The Buyer shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 6 of this Agreement. The Company shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 7 of this Agreement.
Public Information
(b)    Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder: (i) to pay off amounts understanding under the Company’s Term Loan Agreement with Deutsche Bank Trust Company Americas, and (ii) for general working capital, marketing, expansion and other general corporate purposes.
(c)    Listing. The Company shall promptly secure the listing or designation for quotation (as the case may be) of all of the Conversion Shares upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed or designated for quotation (as the case may be) if required by the rules and regulations thereof.
(d)    Fees and Expenses. The Company shall bear its own expenses in connection with the sale of the Securities to the Buyer. The Company shall also pay up to $30,000.00 in the Buyer’s expenses relating to the sale of the Securities to the Buyer.
(e)    Disclosure of Transactions. The Company shall, on or before 9:00 a.m. New York time, on the fourth (4th) Business Day following the date of this Agreement, file a Current Report on Form 8‑K (or disclose in its Annual report on Form 10-K) describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching all the material Transaction Documents.

5.	REGISTER; TRANSFER AGENT INSTRUCTIONS; LEGENDS.
(a)    Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder), a register for the Note, the Shares and the Warrants in which the Company shall record the name and address of the Person in whose name such Securities have been issued (including the name and address of each transferee).
(b)    Legends. The Buyer understands that the Securities have been issued (or will be issued in the case of the Conversion Shares) pursuant to an exemption from registration or qualification under the 1933 Act and applicable state securities laws, and except as set forth below, the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):
[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.
(c)    Removal of Legends. Certificates evidencing Conversion Shares shall not be required to contain the legend set forth in Section 5(b) above or any other legend (i) following any sale of such Conversion Shares pursuant to an effective registration statement containing a usable prospectus, (ii) following any sale of such Conversion Shares pursuant to Rule 144 (provided that the Buyer provides the Company with reasonable assurances (which shall include, without limitation, customary representation letters and an opinion of counsel) that such Conversion Shares were properly sold pursuant to, and in compliance with, Rule 144) or (iii) if such legend is not required under applicable requirements of the 1933 Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to the foregoing, the Company shall no later than three (3) Trading Days following the delivery by the Buyer to the Company of a legended certificate representing such Conversion Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from the Buyer as may be required above in this Section 5(c), as directed by the Buyer, either: (A) provided that the Company and its transfer agent are participating in the DTC Fast Automated Securities Transfer Program, credit the aggregate number of Conversion Shares to which the Buyer shall be entitled to the Buyer’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if the Company or its transfer agent are not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to the Buyer, a certificate representing the Conversion Shares that is free from all restrictive and other legends, registered in the name of the Buyer or its designee.

6.	CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.
(a)    The obligation of the Company hereunder to issue to the Buyer the Note and the Initial Warrants at the Initial Closing and the Shares and associated Warrants at the Subsequent Closing is subject to the satisfaction, at or before the applicable Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Buyer with prior written notice thereof:
(i)The Buyer shall have executed each of the other Transaction Documents to which it is a party and delivered the same to the Company.
(ii)With respect to the Initial Closing, the Buyer shall have delivered to the Company the initial $4,500,000 Advance with respect to the Note, and with respect to the Subsequent Closing, the Buyer shall have delivered to the Company the purchase price with respect to the Shares, in each case, by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.
(iii)The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the applicable Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the applicable Closing Date.
(iv)No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.
(v)Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect.

7.	CONDITIONS TO THE BUYER’S OBLIGATION TO PURCHASE.
(a)    The obligation of the Buyer hereunder to purchase the Note and the Initial Warrants at the Initial Closing and the Shares and associated Warrants with respect to the Subsequent Closing is subject to the satisfaction, at or before the applicable Closing Date, of each of the following conditions, provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:
(i)    The Company and each Subsidiary (as the case may be) shall have duly executed and delivered to the Buyer each of the Transaction Documents to which it is a party, and the Company shall have duly executed and delivered to the Buyer, with respect to the Initial Closing, the Note and the Initial Warrants, and with respect to the Subsequent Closing, the Shares and associated Warrants.
(ii)    The Company shall have delivered to the Buyer a certificate evidencing the good standing of the Company issued by the Secretary of State of Delaware as of a date within ten (10) days of the applicable Closing Date.
(iii)    The Company shall have delivered to the Buyer a certificate, in a form reasonably acceptable to the Buyer, executed by the Secretary of the Company and dated as of the applicable Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s board of directors, (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect at the Initial Closing.
(iv)    The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the applicable Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the applicable Closing Date.
(v)    The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of, with respect to the Initial Closing, the Note and the Initial Warrants, and with respect to the Subsequent Closing, the Shares and associated Warrants.
(vi)    No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.
(vii)    With respect to the Subsequent Closing only, the Company’s stockholders shall have approved the exercise of the Warrants, the Company shall have filed an information statement with respect to such stockholder action with the Securities and Exchange Commission, and will have distributed to the same to its shareholders. The Company agrees that it will file such information statement promptly after the Initial Closing and will use best efforts to cause such statement to be distributed to its shareholders and to cause such information statement to become effective.

8.	TERMINATION.
In the event that the Subsequent Closing shall not have occurred by December 31, 2014, then each party hereto shall have the right to terminate its obligations under this Agreement with respect to itself at any time on or after the close of business on such date without liability of such party to any other party hereto; provided, however, the right of a party to terminate its obligations under this Agreement pursuant to this Section 8 shall not be available to a party if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of such party’s breach of this Agreement. Nothing contained in this Section 8 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

9.	MISCELLANEOUS.
(a)    Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement and the other Transaction Documents shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or under any of the other Transaction Documents or in connection herewith or therewith or with any transaction contemplated hereby or thereby or discussed herein or therein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude any party from bringing suit or taking other legal action against any other party to any of the Transaction Documents in any other jurisdiction to collect on such other party’s obligations to such party or to enforce a judgment or other court ruling in favor of such party. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

(b)    Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.
(c)    Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.
(d)    Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).
(e)    Entire Agreement; Amendments. This Agreement, the other Transaction Documents and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Buyer, the Company, its Subsidiaries, their affiliates and Persons acting on their behalf solely with respect to the matters contained herein and therein, and this Agreement, the other Transaction Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties solely with respect to the matters covered herein and therein. The parties hereto make no representations or warranties to each other, express (except as expressly contained in this Agreement) or implied, and any and all prior representations and warranties made by any party hereto or its representatives, whether verbally or in writing, are deemed to have been merged into this Agreement and the other written agreements contemplated hereby, it being intended that no such prior representations or warranties shall survive the execution and delivery of this Agreement. For clarification purposes, the Recitals are part of this Agreement. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Holders.
(f)    Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, if delivered personally; (ii) when sent, if sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) when sent, if sent by e-mail (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient) and (iv) if sent by overnight courier service, one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:
If to the Company:
Viggle Inc.
902 Broadway, 11th Floor
New York, NY 10010
E-mail: tom@viggle.com
Attention: General Counsel

With a copy (for informational purposes only) to:
Greenberg Traurig, LLP
200 Park Avenue
New York, New York 10166
E-mail: blockd@gtlaw.com
Facsimile: (212) 801-6400
Attention: Dennis J. Block, Esq.

If to the Buyer:
Sillerman Investment Company III LLC
430 Park Avenue
6th Floor
New York, NY 10019
Attention: Robert F.X. Sillerman

, or to such other address, facsimile number and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date and recipient facsimile number or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iv) above, respectively. A copy of the e-mail transmission containing the time, date and recipient e-mail address shall be rebuttable evidence of receipt by e-mail in accordance with clause (iii) above.
(g)    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, including, as contemplated below, any assignee of any of the Securities. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyer. Following the Initial Closing, the Buyer may assign some or all of its rights hereunder in connection with any transfer of any of the Securities without the consent of the Company, in which event such assignee shall be deemed to be the Buyer hereunder solely with respect to such assigned rights and the transferring Buyer shall no longer have the assigned rights.
(h)    No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.
(i)    Survival. The representations and warranties shall survive the Subsequent Closing for a period of six (6) months following the Subsequent Closing, and the covenants and agreements shall survive the Subsequent Closing. The Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.
(j)    Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
(k)    Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. Each and every reference to share prices, shares of Common Stock and any other numbers in this Agreement that relate to the Common Stock shall be automatically adjusted for stock splits, stock dividends, stock combinations and other similar transactions that occur with respect to the Common Stock after the date of this Agreement.
(l)    Currency. Unless otherwise expressly indicated, all dollar amounts referred to in this Agreement and the other Transaction Documents are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Agreement and all other Transaction Documents shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Agreement, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.
[signature pages follow]

IN WITNESS WHEREOF, Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:
VIGGLE INC. By: /s/ Tom McLean Name: Tom McLean Title: General Counsel

IN WITNESS WHEREOF, Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

BUYER: SILLERMAN INVESTMENT COMPANY III LLC
By: /s/ Robert F.X. Sillerman Its: Manager

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